Exhibit 10.8

TERMINATION OF THE

ATLANTIC SOUTHERN BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

DATED MARCH 30, 2010

FOR

ED LOOMIS

Pursuant to Section 3 of the Supplemental Executive Retirement Agreement (the “Agreement”) by and between Atlantic Southern Bank, a state-chartered commercial bank located in Macon, Georgia (the “Employer”), and Ed Loomis (the “Executive”), the Company and the Executive hereby agree to terminate the Agreement.

IN WITNESS OF THE ABOVE, the Employer and the Executive hereby acknowledge such termination.

Executive:	Employer:

ATLANTIC SOUTHERN BANK

By
Ed Loomis	Title